                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant                     [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material under Rule 14a-12


                          Metro One Telecommunications
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

|X|  No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

----------------------------------------

(2) Aggregate number of securities to which transaction applies:

----------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:
                                                      --------------------------


(5) Total fee paid:
                      ----------------------------------------------------------

    Fee paid previously with preliminary materials.

    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
                            ----------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
                                                   -----------------------------

(3) Filing Party:
                  --------------------------------------------------------------

(4) Date Filed:
               -----------------------------------------------------------------

[GRAPHIC OMITTED]METRO ONE            [GRAPHIC OMITTED]ENHANCED TELECOM SERVICES



April 22, 2002




Dear Shareholder:

         You are cordially invited to attend the annual meeting of shareholders of Metro One Telecommunications, Inc. The meeting will be held on May 29, 2002, at 3:30 p.m., local time, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007. The directors of Metro One and I look forward to greeting as many of our shareholders as possible.

         Details of the business to be conducted at the meeting are given in the attached notice of annual meeting of shareholders and proxy statement. Our annual report for the year ended December 31, 2001 is also enclosed.

         Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the meeting and wish to revoke your proxy and vote in person, you will, of course, have that opportunity.

         On behalf of the Board of Directors, I would like to express our continued appreciation for your interest in Metro One's business affairs.


                                   Sincerely,



                                   [GRAPHIC OMITTED]
                                   Timothy A. Timmins
                                   President and Chief Executive Officer

                       Metro One Telecommunications, Inc.
                           11200 Murray Scholls Place
                             Beaverton, Oregon 97007

                         ------------------------------

                    Notice of Annual Meeting of Shareholders
                             To be held May 29, 2002

                         ------------------------------


To the Shareholders of
Metro One Telecommunications, Inc.:

         Notice is hereby given that the annual meeting of shareholders of Metro One Telecommunications, Inc. will be held on May 29, 2002, at 3:30 p.m., local time, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007, for the following purposes:

         1. To elect two directors, each for a three-year term, and until their successors are elected and qualified;

         2. To approve an amendment of our 1994 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance;

         3. To ratify the selection of Deloitte & Touche LLP as Metro One's independent auditors for the year ending December 31, 2002; and

         4. To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

         The Board of Directors has fixed April 3, 2002 as the record date for the meeting. Only holders of record of shares of Metro One common stock at the close of business on the record date will be entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.


                                   By Order of the Board of Directors




                                   [GRAPHIC OMITTED]
                                   Gary E. Henry
                                   Secretary



Beaverton, Oregon
April 22, 2002

                       Metro One Telecommunications, Inc.
                           11200 Murray Scholls Place
                             Beaverton, Oregon 97007

                         ------------------------------
                                 Proxy Statement
                     For the Annual Meeting of Shareholders
                             To be Held May 29, 2002
                         ------------------------------


         The Board of Directors of Metro One Telecommunications, Inc. is furnishing this proxy statement to Metro One's shareholders to solicit proxies for use at the annual meeting of shareholders to be held on May 29, 2002, at 3:30 p.m., local time, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007, and at any adjournments or postponements of the meeting. In this proxy statement, "Metro One," "we," "us" and "our" refer to Metro One Telecommunications, Inc.

         At the meeting, you will be asked to:

         o Elect two directors, each for a three-year term, and until their successors are elected and qualified;

         o Approve an amendment of our 1994 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance;

         o Ratify the selection of Deloitte & Touche LLP as Metro One's independent auditors for the year ending December 31, 2002; and

         o Transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

         This proxy statement, together with the enclosed proxy, is first being mailed to shareholders on or about April 26, 2002.

Record Date and Quorum

         The Board of Directors has fixed April 3, 2002 as the record date for the meeting. Only holders of record of shares of Metro One common stock at the close of business on the record date will be entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting. On the record date, there were 24,516,953 shares of common stock outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of common stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business at the meeting.

Voting

         If you properly sign and return the enclosed form of proxy in time to be voted at the meeting, the proxy holders named in the proxy will vote the shares represented by the proxy according to the instructions marked on the proxy. The proxy holders will vote proxies that have been signed, but are otherwise not completed, FOR each of the nominees for director named in this proxy statement, FOR the approval of the amendment of our 1994 Stock Incentive Plan, and FOR the ratification of the selection of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2002.

         Each stockholder of record at the close of business on the record date is entitled to one vote for each share of common stock registered in the stockholder's name. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists but are not counted as votes cast and have no effect on the results of the vote on the proposals being put before the shareholders.

Revocation of Proxies

         Your presence at the meeting will not automatically revoke your proxy. You may, however, revoke your proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Secretary, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007, or by attending the meeting and voting in person. All valid, unrevoked proxies will be voted at the meeting.

                              Election of Directors
                                  (Proposal I)

         Under our articles of incorporation, our directors are divided into three classes, Class I, Class II and Class III. At our 2001 annual meeting, Class I directors were elected for a one-year term, Class II directors were elected for a two-year term and Class III directors were elected for a three-year term. Thereafter, each year, a different class of directors is elected at the annual meeting for a three-year term. Therefore, at this annual meeting, Class I directors will be elected to serve until the date of our annual meeting to be held in 2005, and until their successors are elected and qualified.

Nominees and Directors

         Two directors, of the seven directors currently constituting the Board of Directors, are Class I directors and consequently are to be elected at this annual meeting and to hold office until the 2005 annual meeting and until their successors are elected and qualified.

         Unless otherwise specified in the proxy, in the election of directors, the proxy holders intend to vote FOR the election of A. Jean de Grandpre and Timothy A. Timmins, who are now members of the Board and whose current terms of office are expiring. It is not anticipated that the nominees will decline or be unable to serve as directors. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated to fill the vacancy by the present Board of Directors.

         The following table sets forth the names of the nominees and current members of the Board of Directors. The table also includes each director's age, class, the periods during which each has served as a director and the positions currently held by him.

                                      Director           Current             Position With
            Name               Age     Since   Class  Term Expires             Metro One
----------------------------  -----  --------  -----  ------------   ---------------------------
A. Jean de Grandpre.........   80      1995       I       2002       Director
Timothy A. Timmins..........   45      1994       I       2002       President, Chief Executive
                                                                     Officer and Director
Aimo Olkkonen...............   56      2001      II       2003       Director
David A. Williams...........   60      2000      II       2003       Director
Heikki Jamsanen.............   49      2001     III       2004       Director
William D. Rutherford.......   63      1995     III       2004       Chairman of the Board
James M. Usdan..............   52      1997     III       2004       Director

Class I Directors
         A. Jean de Grandpre served as Chairman of the Board of Directors from 1995 to 2000. Mr. de Grandpre is the founding director and Chairman Emeritus of Bell Canada Enterprises, from which he retired in 1989. He has served on the Canadian Advisory Board of BJB International Management and has been Chairman of the Board of Thera Technologies since 1993. He is a former director of Bell Canada, Northern Telecom Limited, Chrysler Corporation, Chrysler Canada Ltd., the International Advisory Board of The Chemical Bank, New York and Goldman Sachs. Mr. de Grandpre is a Life Member of the Canadian Bar Association, Emeritus Member of the Canadian Association of Canadian General Counsel, Member of the Bar of the Province of Quebec and former Chancellor of McGill University. Mr. de Grandpre is a lawyer, appointed Queen's Counsel and a Companion of the Order of Canada, the highest honour granted a private citizen. Mr. de Grandpre is the recipient of the Honourary Associate Award of the Conference Board of Canada and is an inductee into the Canadian Business Hall of Fame.

         Timothy A. Timmins has served as President and Chief Executive Officer of Metro One since 1995. He was an Executive Vice President and Chief Financial Officer from 1993 to 1995. From 1985 to 1993, Mr. Timmins served in various capacities with the Investment Banking Division of Kemper Securities, Inc. and predecessor firms, ultimately as a Senior Vice President. Mr. Timmins is a certified public accountant and holds a Bachelor of Science degree in Business Administration from Portland State University and a Masters degree in Business Administration from the University of Southern California.

Class II Directors
         Aimo Olkkonen has served as President and Chief Executive Officer of Sonera Media Holding B.V., a telecommunications company, and Senior Vice President of Sonera Wireless Ventures, a telecommunications company, since 2001. From 1988 through the present, he has held various management positions in Sonera Corporation, a telecommunications company, in Finland and elsewhere.
He has been Chairman of the Board of Directors of Sonera Corporation U.S. since 1999. Mr. Olkkonen received a Masters of Science degree from Helsinki Technical University and has completed the Advanced Management Program at Harvard Business School.

         David A. Williams has served as President of his investment company, Roxborough Holdings Limited, Toronto, Ontario, Canada since 1995. From 1969 to 1994 he also held senior management positions with Beutel Goodman Company, one of Canada's largest institutional money managers. He also has extensive board experience, serving as the Chairman of the Board of Radiant Energy Corporation and FRI Corporation. He is also a director of Drug Royalty Corporation, Bennett Environmental, Inc., Pinetree Capital Corporation and First International Asset Management. Mr. Williams holds a Bachelors degree in Business from Bishops University, Lennoxville, Quebec and a Masters degree in Business Administration from Queen's University, Kingston, Ontario. He is a director of the Bishop's University Foundation and the Women's College Hospital Foundation.

Class III Directors
         Heikki Jamsanen has served as President and Chief Executive Officer of Sonera Information Communications Ltd. (now Fonecta Ltd.), a telecommunications company, since 2000. From 1999 to 2000, he served as Senior Vice President, Information Communications for Sonera Corporation, a telecommunications company. From 1993 to 1999, he served as an Assistant Director, Consumer Services and later as a Vice President, Directory Services for Sonera Ltd. He has served as the Chairman of the Board of Directors of Suomen Numeropalvelu Oy, a directory assistance company, and the Vice Chairman of the Board of Suomen Keltaiset Sivut Oy, a telephone directory service company, since 1996. He has served as the Vice Chairman of the Board of Gilla SPA, a telephone directory service company, since 1999 and the Chairman of the Board of Intra Call Center S.A. since 2000. He has served as a director of Conduit Plc, a directory service company, since 2000. Mr. Jamsanen received a degree from the Riihimaki School of Commercial Training Institute and attended the Leadership Academy International.

         William D. Rutherford was elected Chairman of Metro One's Board of Directors in 2000. He is the Principal of Rutherford Investment Management LLC, an investment advisory service. During 1997, Mr. Rutherford was Chief Executive Officer of Fiberboard Asbestos Compensation Trust. From 1995 to 1996,
Mr. Rutherford was a Principal with Macadam Partners, a Portland-based investment firm. He was formerly the Treasurer of the State of Oregon, where he was responsible for the State's then $14 billion investment program and the State's then $7.5 billion in indebtedness and during which service he was elected Chairman of the Oregon Investment Council. He also served for seven years as a Member of the Oregon House of Representatives. From 1994 to 1995, Mr. Rutherford served as Director of Special Projects for Metallgesellschaft Corp., a multi-billion dollar international trading company. From 1990 through 1993, Mr. Rutherford was President and a director of Societe Generale Touche Remnant Corporation (U.S.), an international asset management company. From 1987 to 1990, Mr. Rutherford was President and Chief Executive Officer of ABD International Management Corporation, an international asset management company. Mr. Rutherford formerly practiced law and served as Chief Executive Officer of a regional investment firm. A U.S. Army veteran, Mr. Rutherford received a Bachelor of Science degree in History from the University of Oregon and an LL.B. from Harvard University Law School.

         James M. Usdan is President, Chief Executive Officer and a director of Castle Dental Centers, Inc., a group dental practice management organization. From 1998 to 2001, Mr. Usdan was President and Chief Executive Officer of NextCARE Hospitals, Inc., a provider of long-term acute care hospital services. From 1990 to 1998, Mr. Usdan was President, Chief Executive Officer and a director of RehabCare Group Inc., a provider of physical therapy, rehabilitation staffing and other staffing services. Prior to joining RehabCare, Mr. Usdan was a founder and President and Chief Executive Officer of American Transitional Care, Inc. from 1987 to 1990. During 1986 and 1987, he was Executive Vice President and Chief Operating Officer of Rehab Hospital Services Corporation, the rehabilitation subsidiary of National Medical Enterprises.
Mr. Usdan serves on the board of Physical Rehabilitation Network and is on the advisory boards of Maryville College and the Harvard School of Public Health. Mr. Usdan holds a Bachelor of Arts degree from Harvard College.

Board Recommendation; Vote Required

         The Board of Directors recommends a vote FOR the election of each of its nominees for directors. If a quorum is present, a plurality of the votes cast by the shares entitled to vote is required for the election of a director. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists but are not counted and have no effect in determining whether the nominee has received the required shareholder vote.

Board and Committees Meetings

         During 2001, the Board of Directors held four meetings. Except for Messrs. Jamsanen and Olkkonen, each incumbent director attended at least 75% of the aggregate of the total number of meetings held and the total number of meetings held by all committees of the Board on which he served during the period that he served.

         The Board of Directors has a standing Compensation Committee that consists of Messrs. de Grandpre, Usdan and Olkkonen. The Compensation Committee met two times in 2001. It reviews executive compensation, makes recommendations to the full Board regarding changes in compensation and administers Metro One's stock option plan.

         The Board of Directors has a standing Audit Committee that consists of Messrs. de Grandpre, Williams and Jamsanen. The Audit Committee met four times in 2001. It reviews Metro One's annual audited financial statements and quarterly unaudited financial statements and discusses certain matters with the independent auditors, including issues relating to their independence. Each of Messrs. de Grandpre, Williams and Jamsanen is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached to last year's proxy statement.

         In October 2001, the Board of Directors formed a Nominating Committee to select and recommend nominees for election as directors of the Company at the annual meeting. The Nominating Committee currently consists of Mr. Rutherford, Mr. Williams and Mr. Jamsanen. The Nominating Committee did not meet during 2001 because both nominees for director are incumbents. The Board of Directors will consider nominees recommended by shareholders if submitted to the Board in accordance with the procedures specified in the Company's Amended and Restated Bylaws. The Amended and Restated Bylaws provide that a shareholder seeking to nominate a candidate for election as a director at a meeting of shareholders must provide notice to the secretary of the Company of such nomination in writing not less than 60 nor more than 90 days prior to the meeting, and such notice must provide the Company with certain information regarding the nominee.

Directors' Compensation and Other Arrangements

         Generally, directors who are not employees and who are independent of other business relationships with Metro One receive $500 plus expenses for each Board meeting attended locally or via telephone, $2,500 plus expenses for each meeting attended in person for which substantial travel is required and an annual fee of $7,500. Additionally, non-employee directors generally receive $250 for each committee meeting attended. Mr. Rutherford also receives $2,000 per month for his service as Chairman of the Board.

         Generally, directors who are not employees and who are independent of other business relationships with Metro One are granted non-qualified options to purchase 15,000 shares of common stock at the time of recruitment (a recruitment grant) and 15,000 shares of common stock in October of each year (an annual grant). The non-employee Chairman of the Board on July 31 of each year is also granted a non-qualified option to purchase 21,428 shares of common stock (also, an annual grant). Annual grants and recruitment grants are vested and exercisable at the time of the grant and have exercise prices equal to the fair market value of our common stock on the date of grant.

                   Amendment of the 1994 Stock Incentive Plan
                                  (Proposal II)

         At the meeting, you are being asked to approve an amendment of the Company's 1994 Stock Incentive Plan that will increase the number of shares of common stock authorized for issuance under the plan by 1,200,000 shares, from 4,320,000 to 5,520,000 shares of common stock. The plan was initially approved by the Board of Directors on November 30, 1994 and by the shareholders on November 29, 1995. All references to numbers of shares in this description have been adjusted to reflect a three-for-two stock split in the form of a 50% share dividend that was distributed June 29, 2001.

         As of April 10, 2002, there were 205,320 shares available for future issuance under the plan, and 2,426,502 shares reserved for issuance on exercise of outstanding options. The Board of Directors believes that in view of the plans for growth and expansion of our business, it is important that the number of shares available for issuance under the plan be increased to enhance opportunities to attract, retain and motivate the best available personnel for the successful conduct of our business. The 1,200,000 shares that would be added to the plan would represent approximately 4.9% of our outstanding common stock.

         The principal terms and provisions of the plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the plan. A copy of the plan, as amended, will be furnished to any shareholder upon written request to Metro One's secretary at our corporate offices.

Description of the Plan

         The purposes of the plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees and consultants and to promote the success of our business. The plan may be administered by the Board of Directors or by a committee appointed by the Board. The plan is currently administered by the Compensation Committee of the Board. In accordance with the terms of the plan, the Board or the committee may grant options: (i) intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to employees; or (ii) not intended to qualify as ISOs under Section 422 of the Code ("NSOs") to employees or consultants. Direct stock grants or sales may also be made under the plan.

         Securities Offered. The stock options that may be granted under the plan may be exercised to purchase shares of our common stock, 4,320,000 of which presently have been authorized for issuance pursuant to the provisions of the plan.

         Eligibility. Employees, defined as any person, including officers and directors, employed by us or any parent or subsidiary of ours, are eligible to be granted options under the plan. Consultants, defined as any person who is engaged by us or any subsidiary to render consulting services, and who is compensated for such services, and directors whether compensated for such services or not, are also eligible to be granted options under the plan. If an employee is granted an ISO which, when aggregated with all other ISOs granted to such employee by us, or by any parent or subsidiary, would result in shares of the common stock having an aggregate fair market value in excess of $100,000 becoming available for purchase upon the exercise of one or more ISOs during any calendar year, then such excess ISOs shall be treated as NSOs.

         Option Terms. The term of each ISO shall be ten years from the date of grant or such shorter term as may be stated in the agreement granting the ISO; provided, however, that the term of an ISO granted to an employee who, at the time of such grant, owns shares representing more than 10% of the voting power of all classes of our or any parent's or subsidiary's stock, shall be five years from the date of grant or such shorter term as may be stated in the agreement granting the ISO. The term of each NSO shall be ten years and one day from the date of grant or such other term as may be stated in the agreement granting the NSO; provided, however, that the term of a NSO granted to an employee who, at the time of such grant, owns shares representing more that 10% of the voting power of all classes of our or any parent's or subsidiary's stock shall be five years and one day or such shorter term as may be stated in the agreement granting the NSO.

         An option granted pursuant to the provisions of the plan may be exercised at such times and under such conditions as the Board determines. If an employee to whom an ISO or NSO has been granted ceases to be an employee other than by reason of death or disability, he or she may exercise an ISO or NSO only during such period as the Board specified at the time the ISO or NSO was granted, which period of time may in no event exceed 90 days from the date of termination, and only to the extent that he or she could have exercised it on the date of termination. An option may not be sold, transferred or otherwise disposed of in any manner other than by will or by the laws of descent and distribution. During the lifetime of the optionee, the option generally may be exercised only by the optionee. If an optionee ceases to be an employee or a consultant by reason of disability, then the optionee may exercise the option at any time during the two-month period following the date of termination (to the extent that he or she could have exercised it on the date of termination). In the event of death of an optionee, the option generally may be exercised (to the extent it was exercisable on the date of death) during the 12-month period following the date of death by the optionee's estate or by a person who acquired an option by bequest or inheritance.

         The Board shall determine the exercise price of ISOs granted under the plan, but the price may not be less than 100% of the fair market value per share of the common stock on the date the option is granted, or not less than 110% if granted to an employee owning shares constituting more than 10% of the voting power. The Board shall determine the exercise price of NSOs granted under the plan, but the price may not be less than 85% of the fair market value per share of the common stock on the date the option is granted. The Board shall determine, in its discretion, the fair market value of the common stock; provided, however, that if there is a public market for the common stock, the fair market value shall be the closing price of a share of the common stock on the date of grant of an option or the date of authorization of a sale. The Board shall determine the consideration to be paid upon the exercise of an option or pursuant to a sale, including the method of payment, which may consist of cash, check, transfer of previously owned shares of the common stock having a fair market value equal to the option price, delivery of instructions to withhold shares of common stock that would otherwise be issued upon the exercise of the option having a fair market value equal to the option exercise price, or any combination of the foregoing methods of payment.

         Amendment of the Plan. The Board may amend or terminate the plan at any time; provided, however, that no amendment regarding amount, price or timing of the option grants may be made more frequently than once every six months other than to comply with changes in the requirements of the Code or the Securities Exchange Act of 1934. No amendment or termination shall affect any options outstanding at that time. Any amendment that would increase the number of shares that may be issued under the plan (other than with respect to changes in the capitalization of the Company), modify the requirements as to eligibility for participation in the plan, or materially increase the benefits accruing to participants in the plan, must be approved by our shareholders.

         Resale Restrictions. Shares of common stock purchased under the plan (whether by the exercise of an option or by direct sale) by our officers and directors, or a beneficial owner of 10% or more of any class of our equity securities, will be eligible for resale in accordance with Rule 144 under the Securities Act of 1933. In addition, affiliates must hold any shares issuable upon the exercise of an option, or a direct grant or sale, for at least six months from the date the option is granted, or from the date the shares are granted or sold, respectively, to the affiliate.

Federal Income Tax Consequences

         Under federal income tax law currently in effect, the optionee of an ISO will recognize no income upon the grant or exercise of the ISO. However, the optionee will have a preference item for alternative minimum tax purposes upon exercise of the ISO in the amount by which the fair market value of the shares subject to the ISO at the time of exercise exceeds the exercise price. If an optionee exercises an ISO and does not dispose of any of the shares acquired within two years following the date of the ISO's grant or within one year following the date of exercise, then any gain realized upon the disposition of such shares will be taxable as capital gain. If an optionee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or two years from the date of grant, any amount realized will be taxable as ordinary income in the year of the disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date, or the amount realized on the disposition of the shares, exceeds the exercise price.

         There are no federal income tax consequences to us by reason of the grant or exercise of an ISO. In the event of a disqualifying disposition by an optionee, we will be generally entitled to a deduction in the tax year in which the disposition occurred to the extent the optionee recognized ordinary income.

         Under federal income tax law currently in effect, the optionee of an NSO will recognize no income upon the grant of the NSO. At the time the NSO is exercised, the optionee will recognize ordinary income in the amount by which the fair market value of the shares subject to the NSO at the time of exercise exceeds the exercise price, and we will be generally entitled to a deduction for the same amount (conditioned upon proper withholding). Upon the optionee's disposition of shares acquired pursuant to exercise of an NSO, the difference between the amount realized on the disposition and the fair market value of the shares on the exercise date will be a short- or long-term capital gain or loss, depending on how long the shares have been held.

         If the proposal is adopted, the first paragraph of Section 3 of the plan will be amended to read as follows:

                  Subject to the provisions of Section 11 of the plan, the maximum aggregate number of Shares which may be optioned and/or sold under the plan is 5,520,000 shares of common stock. The Shares may be authorized, but unissued, or reacquired common stock.

Board Recommendation; Vote Required

         This proposal will be approved if a majority of the votes cast on the proposal are voted for approval.

         The Board of Directors recommends a vote FOR approval of the amendment of the 1994 Stock Incentive Plan.

                Ratification of Selection of Independent Auditors
                                 (Proposal III)

         The Board of Directors has selected Deloitte & Touche LLP as independent auditors for the year ending December 31, 2002. Deloitte & Touche LLP has served as our independent auditors since 1995. It is expected that representatives of Deloitte & Touche LLP will be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Board Recommendation; Vote Required

         The Board has decided to ask the shareholders to ratify the selection and recommends that the shareholders vote FOR approval, although the selection of auditors is not required to be submitted to a vote of the shareholders.

                             Audit Committee Report

         As part of its ongoing activities, the Audit Committee has:

         o Reviewed and discussed with management Metro One's audited financial statements for the year ended December 31, 2001;

         o Discussed with Metro One's independent auditors the matters required to be discussed by the Codification of Statements on Auditing Standards No. 61, "Communications with Audit Committees," as amended; and

         o Received the written disclosures and the letter from Metro One's independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with such independent auditors their independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited annual financial statements be included in Metro One's Annual Report on Form 10-K for the year ended December 31, 2001.

                             The Audit Committee:
                             A. Jean de Grandpre, Chairman
                             David Williams
                             Heikki Jamsanen

Audit Fees

         For fiscal year 2001, the aggregate fees billed by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates ("Deloitte & Touche") for professional services rendered for the audit of our annual financial statements and for the review of the financial statements included in our quarterly reports totaled approximately $90,000.

Financial Information Systems Design and Implementation; All Other Fees

         For fiscal year 2001, we paid no fees to Deloitte & Touche relating to financial information systems design and implementation. We paid approximately $6,700 in fees related to tax compliance and tax research services. After considering the matter, the Audit Committee does not believe the rendering of these services to be incompatible with maintaining the independence of Deloitte & Touche as our principal accounting firm.

                                   Management

Executive Officers

         The following table sets forth certain information with respect to our executive officers:

              Name             Age                         Position
----------------------------   ---   -------------------------------------------
Timothy A. Timmins..........   45    President, Chief Executive Officer and
                                     Director
Gary E. Henry...............   45    Executive Vice President - Chief Operating
                                     Officer, Secretary
Karen L. Johnson............   52    Senior Vice President - Corporate
                                     Development
Dale N. Wahl................   58    Senior Vice President - Chief Financial
                                     Officer
Duane C. Fromhart...........   47    Vice President - Finance

         Information concerning Mr. Timmins is set forth under "Nominees and Directors." The Board of Directors appoints the executive officers, who serve at the discretion of the Board.

         Gary E. Henry joined Metro One in 1992 and serves as Executive Vice President - Chief Operating Officer and Secretary. From 1992 to 1999, he served Metro One in a variety of operational positions. Prior to 1992, he was Senior Vice President, Corporate Services Director for Imperial Corporation of America, Inc., a financial institution, with whom he was employed starting in 1985. Mr. Henry holds a Bachelor of Arts degree in Public Administration from San Diego State University.

         Karen L. Johnson joined Metro One in 1993 and since 1998 has served as Senior Vice President - Corporate Development. From 1993 to 1998, she served as Vice President - Controller. From 1989 to 1993, she was the Financial Operations Manager for Care Medical Equipment, Inc. and Care Ambulance, Inc. Ms. Johnson is a certified public accountant with a Bachelor of Arts degree from St. Olaf College and performed post-graduate work in accounting and business administration at Portland State University.

         Dale N. Wahl joined Metro One in August 2000 and serves as Senior Vice President - Chief Financial Officer. From 1982 to 1998, he held several executive positions with NIKE, Inc., a shoe and apparel company, in a variety of areas including finance, administration and general management. From 1975 to 1982, he served as Vice President - Finance for Northwest Marine Iron Works, a ship repair, electrical and structural steel contractor. Mr. Wahl is a certified public accountant with a Bachelor of Business Administration degree in Accounting and a Masters degree in Business Administration from the University of Oregon.

         Duane C. Fromhart joined Metro One in April 2000 and since then has served as Vice President - Finance. From 1996 to 2000, he served as Vice President and Controller of Analogy,

Inc., a software development company. From 1990 to 1996, he held various positions, including Manager, in the Audit and Business Advisory Services division of Arthur Andersen, LLP. Mr. Fromhart is a certified public accountant with a Bachelor's degree from Pacific Lutheran University and attended post-graduate studies in business and accounting at Portland State University.

                             Executive Compensation

         The following table sets forth, for the years indicated, certain summary information concerning compensation of our chief executive officer and our other most highly paid executive officers whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2001.

                           Summary Compensation Table

                                                                                                   Long-Term
                                                                                                  Compensation
                                                                                           ---------------------------
                                                            Annual Compensation                      Awards
                                                   -------------------------------------------------------------------
                                                                                             Securities Underlying
Name and Principal Position                         Year        Salary          Bonus             Options (#)
----------------------------------------------------------------------------------------------------------------------

Timothy A. Timmins...............................
    President, Chief Executive Officer             2001        $199,231         $921,500                 ---
    and Director                                   2000        $182,807         $300,000              75,000
                                                   1999        $150,026              ---                 ---

Gary E. Henry....................................  2001        $296,918         $100,000              60,000
   Executive Vice President - Chief                2000        $213,145          $50,000                 ---
   Operating Officer, Secretary                    1999        $164,176              ---               11,250

Karen L. Johnson.................................  2001        $155,627           $2,500               15,000
   Senior Vice President - Corporate               2000        $140,171           $5,000                 ---
   Development                                     1999        $124,968              ---                 ---

Dale N. Wahl.....................................  2001        $129,244         $244,000                 ---
   Senior Vice President - Chief Financial         2000          $4,808           $5,000             105,000
   Officer                                         1999             ---              ---                 ---

Duane C. Fromhart................................  2001        $115,502          $30,000              30,000
   Vice President - Finance                        2000         $60,155          $30,000              30,000
                                                   1999             ---               ---                ---

Option Grants

         During the year ended December 31, 2001, the following named executive officers were granted options to purchase common stock pursuant to Metro One's stock incentive plan.

                              Option Grants in 2001


                                                                                            Potential Realizable
                                                                                              Value at Assumed
                                      Individual Grants                                     Rates of Stock Price
------------------------------------------------------------------------------------------    Appreciation for
                                                                                                 Option Term
                                  Number of      % of Total                                 -----------------------
                                 Securities       Options/
                                 Underlying      Granted to    Exercise or
                                   Options      Employees in    Base Price      Expiration
            Name               Granted(#)(1)    Fiscal Year       ($/Sh)           Date         5%           10%
------------------------------------------------------------------------------------------- -----------------------
Gary E. Henry...............       60,000           9.0%          $23.00        1/31/2011    $868,877   $2,203,678

Karen L. Johnson............       15,000           2.2%          $23.00        1/31/2011    $217,219     $550,919

Duane C. Fromhart...........       30,000           4.5%          $23.00        1/31/2011    $434,439   $1,101,839

----------------
(1) The options become exercisable in quarterly increments over a four-year period, subject to early termination in the event of termination of employment, disability or death.

         The following table provides information regarding exercises of options during 2001 and unexercised options held, as of December 31, 2001, by the named executive officers.

            Option Exercises in 2001 and 2001 Year-End Option Values

                                                                   Number of Securities              Value of
                                                                        Underlying              Unexercised In-the-
                                                                    Unexercised Options          Money Options at
                                                                    At 2001 Year-End (#)         2001 Year-End (2)
                             Shares Acquired         Value              Exercisable/                Exercisable/
Name                         On Exercise (#)      Realized (1)          Unexercisable               Unexercisable
---------------------------- ------------------ ---------------- -------------------------- --------------------------
Timothy A. Timmins.........     120,000            $3,378,513          512,786/42,187          $12,591,092/$834,881

Gary E. Henry..............      28,500              $767,220          138,708/60,466           $2,954,247/$672,804

Karen L. Johnson...........      23,727              $460,386           93,605/24,093           $2,203,406/$372,087

Dale N. Wahl...............         ---                   ---           30,938/74,062           $648,892/$1,540,508

Duane C. Fromhart..........         ---                   ---           18,752/41,249            $315,502//$598,302

----------------
(1) Based on the market value of the underlying securities at the exercise date, less the exercise price.
(2) Based on the market value of the underlying securities at year-end, less the exercise price.

                          Compensation Committee Report

         Compensation Philosophy. The Compensation Committee of the Board of Directors, which is responsible for reviewing and evaluating the compensation of Metro One's executive officers, approves and recommends to the Board of Directors compensation and award levels for executive officers. With regard to compensation actions affecting Mr. Timmins, all of the members of the Board of Directors except for Mr. Timmins act as the approving body.

         Metro One's executive compensation program has been designed to:

         o Support a pay-for-performance policy that is tied to corporate and individual performance;

         o Motivate executive officers to achieve strategic business initiatives and reward them for their achievement;

         o Provide compensation opportunities which are comparable to those offered by similarly-sized telecommunications and technology-based companies; and

         o Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of common stock.

         The executive compensation program is comprised of a base salary and long-term incentive opportunities in the form of stock options, along with benefits offered to all Metro One employees.

         Base Salaries. The 2001 base salaries of Metro One's executive officers were established by the Board of Directors effective January 2001, except for that of Mr. Timmins, which was established by employment contract in 1995 and amended in March 2000. In approving those salaries, the Compensation Committee considered information about salaries paid by companies of comparable size in the telecommunications outsourcing industry, individual performance, position, and internal comparability considerations. While all of these factors were considered, the Compensation Committee did not assign specific weights to any of these factors. The Compensation Committee believes that Metro One's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare shareholder returns. Thus, the compensation peer group is not the same as the peer group used in the performance graph included in this proxy statement under the heading "Performance Graph."

         Stock Plans. The long-term, performance-based compensation of executive officers takes the form of option awards under Metro One's 1994 Stock Incentive Plan, which is designed to align a significant portion of the executive compensation program with long-term shareholder interests. The plan permits the granting of several different types of stock-based awards. The Compensation Committee believes that equity-based compensation ensures that Metro One's executive officers have a continuing stake in the long-term success of the Company. All options granted by Metro One have been granted with an exercise price equal to the market price of the Company's common stock on the date of grant and, accordingly, will only have value if Metro

One's stock price increases. In granting options under the stock incentive plan, the Compensation Committee generally takes into account each executive's responsibilities, relative position and past grants.

         Chief Executive Officer Compensation. On March 6, 2000, and effective as of January 1, 2000, Metro One entered into an employment contract with Mr. Timmins. This agreement with Mr. Timmins expires on December 31, 2002 unless extended or renewed by the Board of Directors. The agreement provides for a base annual compensation and increases based upon achievement of certain corporate goals and upon a formula tied to Metro One's profitability. The agreement provides for a base salary for Mr. Timmins of $200,000, provides for an annual bonus based on increased total net income of Metro One and limits annual bonuses to 150 percent of base salary in any year following a year in which Metro One's total net income is less than that of the previous year. In developing its recommendations regarding Mr. Timmins' compensation, the Committee considered a number of factors, including analyses of compensation in similarly-sized companies in the telecommunications outsourcing industry, analyses of compensation levels in similar companies in Metro One's local geographic area and Metro One's improved performance in revenue and net income as compared to the prior year.

         The employment agreement also provides for payment to Mr. Timmins of one additional year of adjusted base salary and a pro rata portion of annual bonuses in the event of termination of employment upon death or for reasons other than cause, six months additional base salary and pro rata portion of annual bonuses due to disability, or six months additional base salary and no bonuses if for cause. Under the employment agreement, Mr. Timmins has been granted certain indemnification rights. In addition, the employment agreement prevents Mr. Timmins from competing with Metro One or soliciting the employment of other individuals employed by Metro One during Mr. Timmins' employment and for a period of one year thereafter. Under the employment agreement, Mr. Timmins may not disclose Metro One's confidential information to outsiders during employment and for a period of two years thereafter.

         Significant Compensation. As a result of changes to the Internal Revenue Code adopted in 1993, publicly held corporations generally are not permitted a federal income tax deduction for compensation to be paid to certain officers to the extent that such an officer's compensation exceeds $1 million in a taxable year. An exception may apply to certain performance-based payments that are approved in advance by a majority vote of the shareholders. Metro One has not paid any compensation at levels that would cause this limitation to apply to Metro One. The Compensation Committee has not adopted any formal policy concerning the application of this limitation when an officer merits compensation in excess of the limitation. The Compensation Committee will continue to review and monitor the issue.

                               The Compensation Committee:
                               James M. Usdan, Chairman
                               A. Jean de Grandpre
                               Aimo Olkkonen

                             Principal Shareholders

         The following table shows certain information regarding the ownership of our common stock as of April 3, 2002 by the following:

         o Each person we know to beneficially own more than 5% of the outstanding shares of our common stock;

         o   Each director;

         o   Each named executive officer; and

         o   All directors and named executive officers as a group.

                                                             Shares
                                                          Beneficially      Percent
Named Executive Officers, Directors and 5% Shareholders   Owned (1)(2)    of Class (2)
-------------------------------------------------------  -------------   ------------
Sonera Corporation                                        6,000,000 (3)      24.5%
     Teollisuuskatu 15
     PO Box 106, SONERA-00051
     Helsinki, Finland

Fidelity Management & Research Company                    2,173,105 (4)       8.9%
     82 Devonshire Street
     Boston, Massachusetts  01209

Timothy A. Timmins                                          532,848           2.2%

William D. Rutherford                                       232,424              *

A. Jean de Grandpre                                         192,854              *

David Williams                                              177,501              *

James M. Usdan                                               90,450              *

Gary E. Henry                                               148,651              *

Karen L. Johnson                                             98,054              *

Dale N. Wahl                                                 44,337              *

Duane C. Fromhart                                            25,279              *

Aimo Olkkonen                                                     0 (5)          *

Heikki Jamsanen                                                   0 (5)          *

All directors and executive                               1,542,398           6.3%
officers as a group (11 persons)

------------
*     Less than one percent

(1) All share ownership numbers in this table have been adjusted to reflect a three-for-two stock split in the form of a 50% share dividend that was distributed June 29, 2001.

(2) For purposes of this table, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting power and investment power with respect to shares. We believe that, except as indicated in the other footnotes to this table, the persons listed above have sole investment and voting power with respect to their shares of common stock. Applicable percentage ownership in the table is based on 24,516,953 shares of common stock outstanding as of April 3, 2002. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days of April 3, 2002 are considered outstanding for purposes of calculating the percentage owned by a person, but not for purposes of calculating the percentage owned by any other person. The numbers of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days are as follows: Timothy Timmins
       - 522,162; William Rutherford - 162,853; James Usdan - 90,000;
       A. Jean de Grandpre - 15,001; Gary Henry - 145,975;
       Karen Johnson - 97,754; David Williams - 45,000; Dale Wahl - 44,063; Duane Fromhart - 24,377.

(3) Based on information provided in a Schedule 13D, filed with the Commission on February 9, 2001. The shares are held in the name of Sonera Media Holding, B.V., a Netherlands corporation and wholly owned subsidiary of Sonera Corporation.

(4) Based solely on information provided in a Schedule 13G, filed with the Commission on February 14, 2002. Fidelity is a wholly-owned subsidiary of FMR Corp. and is a registered investment advisor acting for various investment companies who have the right to receive dividends or proceeds from the sale of the shares held. One of the investment companies, Fidelity Management Trust Company, is the beneficial owner of 603,420 shares, or approximately 2.5% of Metro One's outstanding common stock.

(5) Aimo Olkkonen and Heikki Jamsanen are or have been affiliated with Sonera Corporation and are Sonera's appointees to Metro One's Board of Directors pursuant to an Investment Agreement dated as of February 2, 2001 between Metro One and Sonera Media Holding B.V. Messrs. Olkkonen and Jamsanen have expressly disclaimed any beneficial ownership in the shares held by Sonera Corporation through Sonera Media Holding B.V.

                                Performance Graph

         The following graph compares the cumulative total shareholder return on our common stock for the five-year period beginning December 31, 1996, and ending December 31, 2001, as compared with the cumulative total return on the Russell 2000 Index, a Peer Group Index and our SIC Code Index (SIC Code 4899 - Communications Services). The Peer Group consists of: New Century Equity Holdings (formerly Billing Concepts Corp.), Boston Communications Group, Lightbridge, Inc., PTEK Holdings, Inc. (formerly Premiere Technologies, Inc.), SCC Communications Corp. and West Corporation (formerly West TeleServices Corp.). The total shareholder return for each company in the Peer Group has been weighted according to the company's stock market capitalization.

         At the time we initially selected the Peer Group with which to compare our cumulative shareholder return, the included companies were engaged in similar business activities to Metro One. However, several of these companies have made significant changes in their business strategies and focus since that time, due to acquisitions, divestitures or otherwise. Consequently, we believe that the Peer Group is no longer truly a group of our peers nor an effective or relevant basis for comparison of our common stock price over the past five years and going forward. We believe that our SIC Group Index is a much broader and more appropriate and indicative representation of our cumulative shareholder return. Consequently, we will discontinue using the Peer Group Index in the future.

         This graph assumes an investment of $100 on December 31, 1996 in each of our common stock, the Russell 2000 Index, the Peer Group Index and our SIC Group Index, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.















Representation of Data Points Used in the Performance Graph

               Metro One     Peer Group     Russell        SIC Code
  ----------------------------------------------------------------------
     12/31/96    $100.00       $100.00      $100.00       $100.00
     12/31/97     106.35         96.00       122.34        100.55
     12/31/98     168.26         51.35       118.91         89.18
     12/31/99     165.08         88.26       142.21        125.62
     12/31/00     317.46         89.03       136.07         64.30
     12/31/01     575.91         82.25       137.46         27.10

             Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our common stock and to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us, we believe that, with the following exceptions, during fiscal 2001 our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements. A Form 4 report that was due by July 10, 2001 for
A. Jean de Grandpre, a director, was not filed with the Commission until July 12, 2001. A Form 4 report that was due by August 10, 2001 for David Williams, a director, was not filed with the Commission until August 14, 2001. A Form 4 report that was due by December 10, 2001 for Gary Henry, an executive officer, was not filed with the SEC until December 11, 2001.

                                 Other Business

         The Board of Directors does not know of any matters other than those described in the notice of annual meeting that are to come before the meeting. If any other matters are properly brought before the meeting or any adjournments or postponements of the meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters in accordance with their best judgment.

                              Shareholder Proposals
                     For 2003 Annual Meeting of Shareholders

         Under Metro One's Amended and Restated Bylaws, nominations for election to the Metro One Board of Directors and proposals for other business to be transacted by the Metro One shareholders at an annual meeting of shareholders may be made by a shareholder (as distinct from Metro One) only if the shareholder is entitled to vote at the meeting and has given Metro One's secretary timely written notice that complies with the notice requirements of our Amended and Restated Bylaws. In addition, business other than a nomination for election to the Board must be a proper matter for action under Oregon law and Metro One's articles of incorporation and Amended and Restated Bylaws. Among other requirements, the written notice must be delivered to Metro One's secretary at Metro One's principal executive offices by not less than 60 days and not more than 90 days prior to the date of the annual meeting. However, if less than 60 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, the notice, to be timely, must be so delivered by the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.

         Separate and apart from the required notice described in the preceding paragraph, rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act entitle a shareholder in certain instances to require Metro One to include that shareholder's proposal (but not that shareholder's nominees for director) in the proxy materials distributed by Metro One for its next annual meeting of shareholders. Any shareholder of Metro One who wishes to present a proposal for inclusion in Metro One's proxy solicitation materials for the

2003 annual meeting must set forth the proposal in writing, file it with Metro One's secretary on or before December 27, 2002, and meet the other requirements for inclusion contained in the Securities and Exchange Commission's shareholder proposal rules.

                              Cost of Solicitation

         We will bear the cost of soliciting proxies. In addition to use of the mail, proxies may be solicited personally or by telephone by our directors, officers and employees, who will not be additionally compensated for these activities. Solicitation may be made personally, or by mail, facsimile, telephone, telegraph or messenger. We will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from these beneficial owners. We will reimburse these persons for their reasonable expenses incurred in that process.

                             Additional Information

         A copy of our annual report to shareholders for the fiscal year ended December 31, 2001 accompanies this proxy statement. We are required to file an annual report on Form 10-K for our fiscal year ended December 31, 2001 with the Securities and Exchange Commission. The Commission maintains a web site, www.sec.gov, which contains reports, proxy statements, and certain other information filed electronically by us with the Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K, without exhibits, by writing to Investor Relations, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007 or visiting our web site at www.metro1.com.

[METRO ONE LOGO]
MELLON SHAREHOLDER SERVICES
ATTN: SCOTT SANDER
520 PIKE ST., SUITE 1220
SEATTLE, WA 98101

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Metro One Telecommunications, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                    METRO1    KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

--------------------------------------------------------------------------------
METRO ONE TELECOMMUNICATIONS,INC.



I. Election of directors of the Company.      For    Withhold    For All       To withhold authority to vote, mark "For All Except"
                                              All      All       Except        and write the nominee's number on the line below.
   Class I Directors
   01) A. Jean de Grandpr                     [ ]      [ ]         [ ]
   02) Timothy A. Timmins                                                      -----------------------------------------------------

Vote On Proposals                                                                                         For     Against    Abstain

II.  To approve the amendment of the 1994 Stock Incentive Plan.                                           [ ]       [ ]        [ ]

III. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for
     the year ending December 31, 2002.                                                                   [ ]       [ ]        [ ]

IV.  In their discretion,the Proxies are authorized to vote upon such other business as may
     properly come before the Annual Meeting or any adjournments thereof.                                 [ ]       [ ]        [ ]

Please sign below exactly as your name appears on this Proxy Form. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Form, please sign and return all such cards in the accompanying envelope.

If you plan to attend the meeting, please check box to the right.     [ ]

Please sign, date and return this Proxy Form today in the enclosed, pre-addressed envelope, which requires no postage, if mailed in the U.S.A.


---------------------------------------------------------                 ------------------------------------------------------

---------------------------------------------------------                 ------------------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]        Date                            Signature (Joint Owners)            Date

--------------------------------------------------------------------------------

                       Metro One Telecommunications, Inc.
                                   Proxy Form
                         Annual Meeting of Shareholders
                                  May 29, 2002

                    This Proxy is Solicited On Behalf of the
            Board of Directors of Metro One Telecommunications, Inc.

The undersigned shareholder of record of Metro One Telecommunications, Inc., an Oregon corporation (the "Company"), hereby appoints Timothy A. Timmins and William D. Rutherford, or either of them (the "Proxies"), with full power of substitution, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders to be held at 3:30 p.m. on May 29, 2002, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon, 97007, or any adjournments or postponements thereof upon the matters listed herein, and in their discretion, upon such other matters as may properly come before the meeting.

This Proxy,when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless direction is given, this proxy will be voted "FOR" the election of the nominees listed in Proposal I as directors of the Company, "FOR" the approval of the amendment of the 1994 Stock Incentive Plan as presented in Proposal II, "FOR" the ratification of the selection of the independent auditors of the Company as set forth in Proposal III, and in accordance with the discretion of the Proxies as to other matters. The undersigned hereby acknowledges receipt of the Company's Notice of Annual Meeting and Proxy Statement dated April 22, 2002 and:, hereby revokes any proxy or proxies previously given.